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                                                                    EXHIBIT 99.1

                          [HALOZYME THERAPEUTICS LOGO]

HALOZYME CONTACT                                 INVESTOR RELATIONS CONTACTS
David A. Ramsay                                  Ina McGuinness / Bruce Voss
Chief Financial Officer                          Lippert/Heilshorn & Associates
(858) 794-8889                                   (310) 691-7100
dramsay@halozyme.com                             imcguinness@lhai.com


                HALOZYME THERAPEUTICS REPORTS FIRST QUARTER 2005
                                FINANCIAL RESULTS
        -- Conference Call and Webcast to be Held Today at 7:00 AM PDT --

SAN DIEGO, MAY 13, 2005 - Halozyme Therapeutics, Inc. (AMEX: HTI), a development stage biopharmaceutical company focused on the development and commercialization of recombinant human enzymes, today reported progress and financial results for the quarter ended March 31, 2005.

FIRST QUARTER 2005 AND SUBSEQUENT HIGHLIGHTS

     o Filing a New Drug Application (NDA) with the U.S. Food and Drug Administration (FDA) on March 23 for Hylenex(TM) (formerly referred to as Enhanze SC(TM)), the first product in Halozyme's Enhanze(TM) Technology portfolio, for potential use as a "spreading agent" to enhance the drug delivery of local anesthesia, contrast agents, and for subcutaneous fluid replacement (also called hypodermoclysis). The application was subsequently granted FDA Priority Review status, pending the formal acceptance of the filing.

     o Expanding Baxter Healthcare's and Halozyme's relationship by signing a development and supply agreement for Hylenex. Subject to approval of the therapeutic by the FDA, Baxter will fill and finish Hylenex as well as market, distribute, and sell it in the U.S. and Puerto Rico. Under terms of the agreement, Halozyme also will grant Baxter a right of first refusal for additional select developmental stage products and territories.

     o Receiving 510(k) clearance from the FDA for Cumulase(TM) for the treatment of oocytes to facilitate certain in vitro fertilization
       (IVF) procedures. Cumulase is the first and only recombinant human hyaluronidase product approved in the United States for cumulus removal in the IVF process.

     o Presenting results from new preclinical studies investigating the use of Halozyme's rHuPH20 hyaluronidase enzyme in conjunction with chemotherapy at the American Association for Cancer Research in Anaheim, California. Studies conducted in


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       collaboration with the University of Trondheim, Norway, showed that
       rHuPH20 reduced both tumor interstitial fluid pressure in animal models and the resistance of cultured human bladder carcinoma aggregates to a commonly used chemotherapy agent. The company also announced its selection of bladder cancer as its first therapeutic target for Chemophase(TM) in oncology.

     o Presenting results from new preclinical studies with Halozyme's rHuPH20 hyaluronidase enzyme at the 2005 Association for Research in Vision and Ophthalmology annual meeting in Fort Lauderdale, Florida. Preclinical safety and pharmacology animal studies conducted with Halozyme's rHuPH20 hyaluronidase enzyme showed that when viscoelastic agents commonly used in cataract surgery were left in the eyes of animals, injection of Halozyme's rHuPH20 enzyme into the front of the eye significantly reduced the incidence and severity of intraocular pressure rises.

     o Signing a commercial manufacturing supply agreement with Avid Bioservices, Inc., under which Avid will manufacture under current good manufacturing practices Halozyme's first recombinant human enzyme to be used in Cumulase and Hylenex.

     o Bolstering the management team with the addition of Richard C. Yocum, MD, who joined Halozyme as its new Vice President of Clinical Development and Medical Affairs. Dr. Yocum brings to Halozyme over 23 years of experience in clinical drug development, project team management, clinical research trial design and implementation, and patient care.


FIRST QUARTER 2005 FINANCIAL RESULTS

     o Net loss for the first quarter of 2005 was $3.2 million, or $0.06 per share, compared with a net loss for the first quarter of 2004 of $1.3 million, or $0.08 per share.

     o Research and development expenses for the first quarter of 2005 were $2.5 million, compared with $0.7 million for the first quarter of 2004, reflecting increased research, development and manufacturing expenses associated with the Company's Cumulase and Hylenex product candidates.

     o General and administrative expenses for the first quarter of 2005 were $0.8 million, compared with $0.5 million for the first quarter of 2004, reflecting increased personnel costs and the costs of being a public company, including those to support compliance with the internal control aspects of the Sarbanes-Oxley legislation.

     o Cash and cash equivalents were $13.0 million as of March 31, 2005 compared with $16.0 million as of December 31, 2004 and $7.5 million as of March 31, 2004.

"We continue to make solid progress on all fronts and are meeting our milestones, including FDA approval of our first product Cumulase, as targeted," stated Jonathan Lim, MD, Halozyme's Chairman and CEO. "With the expansion of our agreement with Baxter and the

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signing of our commercial manufacturing agreement with Avid to produce our recombinant human enzyme for use in Cumulase and Hylenex, we believe Halozyme is well-positioned and well-capitalized to achieve our clinical and commercialization goals this year."

Dr. Lim continued, "We are also excited about potentially bringing Chemophase, Halozyme's oncology drug candidate, into the clinic later this year. Chemophase is designed to enhance the delivery of chemotherapeutic agents to tumor tissue, which may renew response to chemotherapy regimens and potentially increase patient survival. Our goal is to initiate clinical trials in bladder cancer beginning in the second half of 2005."

CONFERENCE CALL

Halozyme management will host an investment community conference call today to discuss these topics beginning at 7:00 a.m. PT (10:00 a.m. ET). To participate via telephone, please call 888-463-4487 for domestic callers, or 706-679-5355 for international callers. A telephone replay will be available for 48 hours by dialing 800-642-1687 from the U.S., or 706-645-9291 for international callers, and entering reservation number 6103423. The conference call will be broadcast live over the Internet at www.halozyme.com and will be available for 30 days.

ABOUT HALOZYME THERAPEUTICS, INC.

Halozyme is a development stage biopharmaceutical company dedicated to developing and commercializing recombinant human enzymes for the infertility, ophthalmology, and oncology communities. The company's portfolio of products under development is based on intellectual property covering the family of human enzymes known as hyaluronidases. Halozyme's recombinant human enzymes may replace current animal slaughterhouse-derived enzymes that carry potential risks of animal pathogen transmission and immunogenicity. The versatility of the first enzyme, rHuPH20, enables Halozyme to develop the product as a medical device, drug enhancement agent, and therapeutic biologic.

SAFE HARBOR STATEMENT

In addition to historical information, the statements set forth above include forward-looking statements (including, without limitation, statements concerning the Company's products under development, product development plans and regulatory strategy and the regulatory filing and potential clinical study dates assuming regulatory approval) that involve risk and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The forward-looking statements are also identified through use of the words "believe," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including regulatory approval requirements and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the company's reports on Forms 10-KSB, 10-QSB and other filings with the Securities and Exchange Commission.

                                [Table to Follow]


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                          HALOZYME THERAPEUTICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (unaudited)


                                                                                                                CUMULATIVE
                                                                  THREE MONTHS ENDED                          FROM INCEPTION
                                                                       MARCH 31,                            (FEBRUARY 26, 1998)
                                                            2005                      2004                        TO 2005
                                                     --------------------      --------------------    -----------------------------
OPERATING EXPENSES:

Research and development                              $      2,462,290          $         696,581       $    11,389,588

General and administrative                                     808,621                    510,971             4,580,361
                                                     --------------------      --------------------    -----------------------------

Total Operating Expenses                                     3,270,911                  1,207,552            15,969,949


Other income (expense), net                                     77,834                    (76,870)             (295,009)
                                                     --------------------      --------------------    -----------------------------

LOSS BEFORE INCOME TAXES                                    (3,193,077)                (1,284,422)          (16,264,958)

Income Tax Expense (Benefit)
                                                                     -                          -                     -
                                                     --------------------      --------------------    -----------------------------

NET LOSS                                              $     (3,193,077)        $       (1,284,422)      $   (16,264,958)
                                                     ====================      ====================    =============================


Net loss per share, basic and diluted                 $          (0.06)        $            (0.08)
                                                     ====================      ====================

Shares used in computing net loss per share,
                          basic and diluted                 49,575,492                 15,441,244
                                                     ====================      ====================






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